UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2024

XTANT MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34951	20-5313323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

664 Cruiser Lane Belgrade, Montana	59714
(Address of principal executive offices)	(Zip Code)

(406) 388-0480

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000001 per share	XTNT	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Private Placement and Securities Purchase Agreement

After market close on August 7, 2024, Xtant Medical Holdings, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with an existing institutional investor (the “Investor”), pursuant to which the Company agreed to issue 7,812,500 shares (the “Shares”) of common stock, par value $0.000001 per share (the “Common Stock”), in a private placement (the “Private Placement”), at a per Share purchase price of $0.64. The gross proceeds to the Company from the Private Placement are expected to be $5.0 million, before deducting estimated offering fees and expenses payable by the Company. The Company expects to use the net proceeds from the Private Placement for working capital and other general corporate purposes. The closing of the Private Placement is expected to occur on or about August 9, 2024, subject to the satisfaction of customary closing conditions.

The Securities Purchase Agreement contains customary representations, warranties and covenants of the parties thereto, including without limitation a prohibition on the Company, for a period of 90 days after the effective date of the resale registration statement referred to below, from issuing, entering into any agreement to issue or announcing the proposed issuance of certain securities or filing any registration statement or any amendment or supplement thereto with the U.S. Securities and Exchange Commission (the “SEC”), in each case subject to customary exceptions, and a prohibition on the Company, for a period of six months after the effective date of the resale registration statement, from effecting or entering into an agreement to effect any issuance by the Company of securities involving a “variable rate transaction,” as defined in the Securities Purchase Agreement.

Registration Rights Agreement

Under the terms of the Securities Purchase Agreement, the Company agreed to enter into a registration rights agreement (the “Registration Rights Agreement”) with the Investor at the closing of the Private Placement pursuant to which the Company will agree to prepare and file a shelf resale registration statement (the “Resale Registration Statement”) with the SEC within 30 days of the date of the closing, for purposes of registering the resale of the Shares (the “Registrable Securities”). Under the terms of the Registration Rights Agreement, the Company will agree to use commercially reasonable best efforts to cause the Resale Registration Statement to be declared effective by the SEC within 60 days of the date of the closing (90 days in the event the Resale Registration Statement is reviewed by the SEC). If the Company fails to meet the specified filing deadlines or keep the Resale Registration Statement effective, subject to certain permitted exceptions, the Company will be required to pay liquidated damages to the Investor. The Company also will agree, among other things, to indemnify the selling stockholders from certain liabilities and to pay all fees and expenses incident to the Company’s performance of or compliance with the Registration Rights Agreement.

Officer and Director Lock-Up Agreements

Under the terms of the Securities Purchase Agreement, each of the Company’s directors and executive officers entered into lock-up agreements with the Company pursuant to which they agreed, subject to certain customary exceptions, not to offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position, with respect to, any shares of the Company’s common stock or securities convertible, exchangeable or exercisable into, shares of the Company’s common stock beneficially owned, held or hereafter acquired by such director or executive officer. These restrictions will remain in place from the date of the Securities Purchase Agreement until the later of (i) 90 days following the date of the lock-up agreement and (ii) 30 days following the effective date of the Resale Registration Statement.

Engagement Letter

In connection with the Private Placement, the Company entered into an engagement letter with Craig-Hallum Capital Group LLC (the “Placement Agent”) pursuant to which the Placement Agent is serving as the Company’s placement agent in connection with the Private Placement (the “Placement Agent Agreement”). Pursuant to the Placement Agent Agreement, the Company has agreed to pay the Placement Agent a fee equal to a certain percentage of the gross proceeds raised in the Private Placement.

The foregoing summary descriptions of the form of Securities Purchase Agreement and form of Registration Rights Agreement do not purport to be complete and are qualified in their entirety by the full text of the form of Securities Purchase Agreement and form of Registration Rights Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference. The form of Securities Purchase Agreement contains representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of the form of Securities Purchase Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to that document and agreement. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the SEC.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02. Based in part on the representations of the Investor in the Securities Purchase Agreement, the offering and sale of the Shares will be exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D as promulgated by SEC. The sale of the Shares will not involve a public offering and will be made without general solicitation or general advertising. The Investor has represented that it is an accredited investor, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and that it is acquiring the Shares for investment purposes only and not with a view to any resale, distribution or other disposition of the Shares in violation of the United States federal securities laws. Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 8.01 Other Events.

On August 8, 2024, the Company issued a press release announcing the Private Placement and the entry into the Securities Purchase Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement, dated as of August 7, 2024, by and among Xtant Medical Holdings, Inc. and the investor party thereto (filed herewith)
10.2	Form of Registration Rights Agreement by and among Xtant Medical Holdings, Inc. and the investor party thereto (filed herewith)
99.1	Press Release of Xtant Medical Holdings, Inc., dated August 8, 2024, entitled “Xtant Medical Announces $5.0 Million Private Placement” (filed herewith)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTANT MEDICAL HOLDINGS, INC.

By:	/s/ Sean E. Browne
Sean E. Browne
President and Chief Executive Officer

Date: August 8, 2024